Exhibit 32(a)

Written Statement of the Chief Executive Officer
Pursuant to 18 U.S.C. §1350

        Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Chairman and Chief Executive Officer of Nobility Homes, Inc. (the "Company"), hereby certify that:

1.	The Annual Report on Form 10-K of the Company for the year ended November 1, 2008 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

DATE: September 25, 2009	By: /s/ Terry E. Trexler Terry E. Trexler, Chairman, President and Chief Executive Officer